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                                                                      EXHIBIT 1

                                Brown & Wood LLP
                             One World Trade Center
                         New York, New York 10048-0557



                                  May 20, 1998


Dollar General STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
 Suite 204
Newark, Delaware 19715

Ladies and Gentlemen:

     We have acted as counsel for Dollar General STRYPES Trust, a Delaware business trust (the "Trust"), in connection with the registration of STRYPES, par value $0.10 per STRYPES (the "STRYPES"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

     As counsel for the Trust, we are familiar with the proceedings taken by the Trust in connection with the authorization, issuance and sale of the STRYPES. In addition, we have examined and are familiar with the Certificate of Trust of the Trust, the Amended and Restated Trust Agreement of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the STRYPES, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less that the par value thereof, will be legally issued, fully paid and non-assessable STRYPES of the Trust.

     In rendering this opinion, we have relied as to matters of Delaware law upon an opinion of Richards, Layton & Finger, P.A. rendered to the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                   Very truly yours,

                                   /s/ Brown & Wood LLP
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                 [Letterhead of Richards, Layton & Finger, P.A.]



                                  May 20, 1998



Brown & Wood LLP
One World Trade Center
New York, New York 10048-0557


          Re:  Dollar General STRYPES Trust

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Dollar General STRYPES Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

          (a) The Certificate of Trust of the Trust, dated as of April 14, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 15, 1998;

          (b) The Trust Agreement of the Trust, dated as of April 14, 1998, between Samir A. Gandhi, as depositor, and Donald J. Puglisi, William R. Latham III and James B. O'Neill, as trustees;

          (c) The registration statement (the "Initial Registration Statement") on Form N-2 (Registration No. 333-50783), filed by the Trust with the Securities and Exchange
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Brown & Wood LLP
May 20, 1998
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Commission (the "SEC") on April 20, 1998, as amended by Pre-Effective Amendment
No. 1 to the Initial Registration Statement, as filed by the Trust with the SEC on May 12, 1998 ("Amendment No. 1"), and Pre-Effective Amendment No. 2 to the Initial Registration Statement, as proposed to be filed by the Trust with the SEC on or about May 19, 1998 ("Amendment No. 2"), including a related preliminary prospectus (the "Prospectus"), relating to the Structured Yield Product Exchangeable for Stock representing a proportionate share of beneficial interests in the Trust (the "STRYPES") (the Initial Registration Statement, as amended by Amendment No. 1 and Amendment No. 2, is hereinafter referred to as the "Registration Statement");

          (d) A form of Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"), to be entered into by ML IBK Positions, Inc., as sponsor, Donald J. Puglisi, James B. O'Neill and William R. Latham III, as trustees, and the Holders (as defined therein), including Exhibit A attached thereto; and

          (e) A Certificate of Good Standing for the Trust, dated May 19, 1998, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended and no amendment of the Trust Agreement or the Certificate is pending or has been proposed, (ii) except to the extent provided in paragraph 1 below, the due creation, organization or formation, as the case may be, and valid existence in good standing of each party to the
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May 20, 1998
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documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a STRYPES is to be issued by the Trust (collectively, the "STRYPES Holders") of a certificate (substantially in the form of Exhibit A to the Trust Agreement) evidencing such STRYPES and the payment of the STRYPES acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vii) that the STRYPES are issued and sold to the STRYPES Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Sec. 3801, et seq.

     2. When issued and sold, the STRYPES will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The STRYPES Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the STRYPES Holders may be obligated to make payments as set forth in the Trust Agreement.

     We consent to your reliance as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by you on the date hereof relating to the filing of the Registration Statement. In addition, we hereby consent to the use of our name under the
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Brown & Wood LLP
May 20, 1998
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heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.


                                             Very truly yours,





MIL/DJM/dts